ASSISTANCE AGREEMENT

1. Award No.	2. Modification No.	3. Effective Date	4. CFDA No.
DE-MS0000010		09/01/2023	81.253

5. Awarded To
AMERICAN BATTERY TECHNOLOGY COMPANY
Attn: Ryan Melsert
100 WASHINGTON ST
STE 100
RENO NV 895035643

6. Sponsoring Office
Manufacturing &Energy Supply Chain
U.S. Department of Energy
1000 Independence Avenue, SW
Forrestal Building , MESC-1
Washington DC 20585

7. Period of Performance
09/01/2023
through
08/31/2024

8. Type of Agreement
- [X] Grant
- [ ] Cooperative Agreement
- [ ] Other

9. Authority
See Page 2

10. Purchase Request or Funding Document No.
23MS000054

11. Remittance Address
AMERICAN BATTERY TECHNOLOGY COMPANY
Attn: Ryan Melsert
100 Washington Street
Suite #100
Reno NV 89503

12. Total Amount

Govt. Share:	$57,744,831.00
Cost Share :	$57,744,831.00
Total :	$115,489,662.00

13. Funds Obligated
This action: $57,744,831.00
Total : $57,744,831.00

14. Principal Investigator

15. Program Manager
Bradley W. Belcher
Phone: 240-243-5674

16. Administrator
U.S. DOE/NETL
NATIONAL ENERGY TECH LAB
3610 Collins Ferry Road
PO Box 880
Morgantown WV 26507-0880

17. Submit Payment Requests To
VIPERS
https://vipers.doe.gov
Any questions, please contact
by call/email 855-384-7377 or
ViperSupport@hq.doe.gov

18. Paying Office
VIPERS
https://vipers.doe.gov
Any questions, please contact
by call/email 855-384-7377 or
ViperSupport@hq.doe.gov

19. Submit Reports To
See Attachment 3

20. Accounting and Appropriation Data
05461-2023-31-220960-41999-1005910-0000000-0000000-0000000

21. Research Title and/or Description of Project
Bipartisan Infrastructure Law (BIL) Demonstration of Battery-grade Lithium Hydroxide Manufacturing from Domestic Sedimentary Resources

For the Recipient		For the United States of America	
22. Signature of Person Authorized to Sign		25. Signature of Grants/Agreements Officer: Susan Miltenberger	
23. Name and Title	24. Date Signed	26. Name of Officer: Susan Miltenberger	27. Date Signed: 08/15/2023

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED DE-MS0000010	PAGE 2 OF 40

NAME OF OFFEROR OR CONTRACTOR
AMERICAN BATTERY TECHNOLOGY COMPANY

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	UEI: XYAVRG95G9W6 DOE Award Administrator: Jodi Collins Jodi.Collins@netl.doe.gov 304-285-1390 Principal Investigator: Ryan Melsert rmelsert@batterymetals.com 518-428-0178 Recipient Business Point of Contact: Kristopher Gustafson kgustafson@batterymetals.com 847-525-6334 Period of Performance: 09/01/2023 to 08/31/2028 Budget Period 1 09/01/2023 to 08/31/2024 Budget Period 2 09/01/2024 to 08/31/2025 Budget Period 3 09/01/2025 to 08/31/2026 Budget Period 4 09/01/2026 to 08/31/2027 Budget Period 5 09/01/2027 to 08/31/2028 Authority: Block 9 Authority: Public Law (P.L.) 102-486, Energy Policy Act (EPAct) of 1992, amended by P.L. 109-58, EPAct 2005, Section 911, as amended (codified at 42 U.S.C. § 16191), P.L. 110-140, and P.L. 117-58, Infrastructure Investment and Jobs Act of 2021 (referred to as BIL), Section 40207 (codified at 42 U.S.C. § 18741.) ASAP: NO: STD IMMEDIATE Extent Competed: COMPETED Davis-Bacon Act: YES PI: Ryan Melsert Fund: 05461 Appr Year: 2023 Allottee: 31 Report Entity: 220960 Object Class: 41999 Program: 1005910 Project: 0000000 WFO: 0000000 Local Use: 0000000				

SPECIAL TERMS AND CONDITIONS FOR USE IN MOST GRANTS AND COOPERATIVE AGREEMENTS

LEGAL AUTHORITY AND EFFECT (JUNE 2015)

(a) A DOE financial assistance award is valid only if it is in writing and is signed, either in writing or electronically, by a DOE Contracting Officer.

(b) Recipients are free to accept or reject the award. A request to draw down DOE funds constitutes the Recipient's acceptance of the terms and conditions of this Award.

RESOLUTION OF CONFLICTING CONDITIONS

Any apparent inconsistency between Federal statutes and regulations and the terms and conditions contained in this award must be referred to the DOE Award Administrator for guidance.

AWARD AGREEMENT TERMS AND CONDITIONS – BIPARTISAN INFRASTRUCTURE LAW (DECEMBER 2014) (NETL – MARCH 2023)

This award/agreement consists of the Assistance Agreement cover page, plus the following:

Attachment 1	Intellectual Property Provisions
Attachment 2	Statement of Project Objectives
Attachment 3	Federal Assistance Reporting Checklist and Instructions
Attachment 4	Budget Information
Attachment 5	Data Management Plan
Attachment 6	Equity Plan

The following are incorporated into this Award by reference:

- DOE Assistance Regulations, 2 CFR part 200 as amended by 2 CFR part 910 at https://www.eCFR.gov.
- Research Terms & Conditions (November 12, 2020) and the DOE Agency Specific Requirements (November 2020) at https://www.nsf.gov/awards/managing/rtc.jsp. Applicable if the Award is for research and the Award is to a university or non-profit.
- National Policy Requirements (November 12, 2020) at https://www.nsf.gov/awards/managing/rtc.jsp.
- Public Law 117-58, also known as the Bipartisan Infrastructure Law (BIL).
- The Recipient's application/proposal as approved by DOE.

AWARD PROJECT PERIOD AND BUDGET PERIODS

The Project Period for this award is September 1, 2023 through August 31, 2028 consisting of the following Budget Periods.

Budget Period	Start Date	End Date
1	09/01/2023	08/31/2024
2	09/01/2024	08/31/2025
3	09/01/2025	08/31/2026
4	09/01/2026	08/31/2027
5	09/01/2027	08/31/2028

CONFERENCE SPENDING (FEBRUARY 2015)

The recipient shall not expend any funds on a conference not directly and programmatically related to the purpose for which the grant or cooperative agreement was awarded that would defray the cost to the United States Government of a conference held by any Executive branch department, agency, board, commission, or office for which the cost to the United States Government would otherwise exceed $20,000, thereby circumventing the required notification by the head of any such Executive Branch department, agency, board, commission, or office to the Inspector General (or senior ethics official for any entity without an Inspector General), of the date, location, and number of employees attending such conference.

PAYMENT PROCEDURES - REIMBURSEMENT THROUGH THE AUTOMATED CLEARING HOUSE (ACH) VENDOR INQUIRY PAYMENT ELECTRONIC REPORTING SYSTEM (VIPERS)

a. Method of Payment. Payment will be made by reimbursement through ACH.

b. Requesting Reimbursement. Requests for reimbursements must be made electronically through Department of Energy's Oak Ridge Financial Service Center (ORFSC) VIPERS. To access and use VIPERS, you must enroll at https://vipers.doe.gov. Detailed instructions on how to enroll are provided on the web site.

For non-construction awards, you must submit a Standard Form (SF) 270, "Request for Advance or Reimbursement" at https://vipers.doe.gov and attach a file containing appropriate supporting documentation. The file attachment must show the total federal share claimed on the SF 270, the non-federal share claimed for the billing period if cost sharing is required, and cumulative expenditures to date (both Federal and non-Federal) for each of the following categories: salaries/wages and fringe benefits; equipment; travel; participant/training support costs, if any; other direct costs, including subawards/contracts; and indirect costs. For construction awards, you must submit a SF 271, "Outlay Report and Request for Reimbursement for Construction Programs," through VIPERS.

c. Timing of submittals. Submittal of the SF 270 or SF 271 should coincide with your normal billing pattern, but not more frequently than every two weeks. Requests for reimbursement must be limited to the amount of disbursements made during the billing period for the federal share of direct project costs and the proportionate share of any allowable indirect costs incurred during that billing period.

d. Adjusting payment requests for available cash. You must disburse any funds that are available from repayments to and interest earned on a revolving fund, program income, rebates, refunds, contract settlements, audit recoveries, credits, discounts, and interest earned on any of those funds before requesting additional cash payments from DOE/NNSA.

e. Payments. The DOE approving official will approve the invoice as soon as practicable but not later than 30 days after your request is received, unless the billing is improper. Upon receipt of an invoice payment

authorization from the DOE approving official, the ORFSC will disburse payment to you. You may check the status of your payments at the VIPER web site. All payments are made by electronic funds transfer to the bank account identified on the ACH Vendor/Miscellaneous Payment Enrollment Form (SF 3881) that you filed.

COST SHARING

a. Total Estimated Project Cost is the sum of the Government share and Recipient share of the estimated project costs. The Recipient's cost share must come from non-Federal sources unless otherwise allowed by law. By accepting federal funds under this award, you agree that you are liable for your percentage share of total allowable project costs, on a budget period basis, even if the project is terminated early or is not funded to its completion. This cost is shared as follows:

Budget Period No.	Government Share $/%	Recipient Share $/%	Total Estimated Cost
1	$4,907,020 / 50%	$4,907,020 / 50%	$9,814,040
2	$17,945,504 / 50%	$17,945,504 / 50%	$35,891,008
3	$27,735,429 / 50%	$27,735,429 / 50%	$55,470,858
4	$4,544,811 / 50%	$4,544,811 / 50%	$9,089,622
5	$2,612,067 / 50%	$2,612,067 / 50%	$5,224,134
Total Project	$57,744,831 / 50%	$57,744,831 / 50%	$115,489,662

b. If you discover that you may be unable to provide cost sharing of at least the amount identified in paragraph a of this term, you should immediately provide written notification to the DOE Award Administrator indicating whether you will continue or phase out the project. If you plan to continue the project, the notification must describe how replacement cost sharing will be secured.

c. You must maintain records of all project costs that you claim as cost sharing, including in-kind costs, as well as records of costs to be paid by DOE/NNSA. Such records are subject to audit.

d. Failure to provide the cost sharing required by this term may result in the subsequent recovery by DOE/NNSA of some or all the funds provided under the award.

REBUDGETING AND RECOVERY OF INDIRECT COSTS - REIMBURSABLE INDIRECT COSTS AND FRINGE BENEFITS

a. If actual allowable indirect costs are less than those budgeted and funded under the award, you may use the difference to pay additional allowable direct costs during the project period. If at the completion of the award the Government's share of total allowable costs (i.e., direct and indirect), is less than the total costs reimbursed, you must refund the difference.

b. Recipients are expected to manage their indirect costs. DOE will not amend an award solely to provide additional funds for changes in indirect cost rates. DOE recognizes that the inability to obtain full reimbursement for indirect costs means the recipient must absorb the underrecovery. Such underrecovery may be allocated as part of the organization's required cost sharing.

USE OF PROGRAM INCOME - ADDITION

If you earn program income during the project period as a result of this award, you may add the program income to the funds committed to the award and use it to further eligible project objectives.

STATEMENT OF FEDERAL STEWARDSHIP

DOE/NNSA will exercise normal Federal stewardship in overseeing the project activities performed under this award. Stewardship activities include, but are not limited to, conducting site visits; reviewing performance and financial reports; providing technical assistance and/or temporary intervention in unusual circumstances to correct deficiencies which develop during the project; assuring compliance with terms and conditions; and reviewing technical performance after project completion to ensure that the award objectives have been accomplished.

SITE VISITS

DOE/NNSA's authorized representatives have the right to make site visits at reasonable times to review project accomplishments and management control systems and to provide technical assistance, if required. You must provide, and must require your subrecipients to provide, reasonable access to facilities, office space, resources, and assistance for the safety and convenience of the government representatives in the performance of their duties. All site visits and evaluations must be performed in a manner that does not unduly interfere with or delay the work.

REPORTING REQUIREMENTS (APRIL 2018)

a. Requirements. The reporting requirements for this award are identified on the Federal Assistance Reporting Checklist, DOE F 4600.2, attached to this award. Failure to comply with these reporting requirements is considered a material noncompliance with the terms of the award. Noncompliance may result in withholding of future payments, suspension, or termination of the current award, and withholding of future awards. A willful failure to perform, a history of failure to perform, or unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards by Federal agencies.

b. Dissemination of scientific/technical reporting products. Reporting project results in scientific and technical information (STI) publications/products to the DOE Office of Scientific and Technical Information (OSTI) ensures dissemination of research results to the public as well as preservation of the results. The DOE form F 4600.2, B. Scientific/Technical Reporting, has instructions for the DOE Energy Link (E-Link) system managed by OSTI. Scientific/technical reports and other STI products submitted under this award will be disseminated publicly on the Web via OSTI.GOV (https://www.osti.gov), unless the STI contains patentable material, protected data, or SBIR/STTR data, which must be indicated per instructions in DOE 4600.2.

c. Restrictions. STI products submitted to the DOE via E-link must not contain any Protected Personally Identifiable Information (PII), classified information, information subject to export control classification, or other information not subject to release.

PUBLICATIONS

a. You are encouraged to publish or otherwise make publicly available the results of the work conducted under the award.

b. An acknowledgment of Federal support and a disclaimer must appear in the publication of any material, whether copyrighted or not, based on or developed under this project, as follows:

Acknowledgment: "This material is based upon work supported by the Department of Energy under Award Number DE-MS0000010."

Disclaimer: "This report was prepared as an account of work sponsored by an agency of the United States Government. Neither the United States Government nor any agency thereof, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that its use would not infringe privately owned rights. Reference herein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof."

FEDERAL, STATE, AND MUNICIPAL REQUIREMENTS

You must obtain any required permits and comply with applicable federal, state, and municipal laws, codes, and regulations for work performed under this award.

INTELLECTUAL PROPERTY PROVISIONS AND CONTACT INFORMATION

a. The intellectual property provisions applicable to this award are provided as an attachment to this award or are referenced on the Assistance Agreement Face Page. A list of all intellectual property provisions may be found at http://energy.gov/gc/standard-intellectual-property-ip-provisions-financial-assistance-awards.

b. Questions regarding intellectual property matters should be referred to the DOE Award Administrator and the Patent Counsel designated as the service provider for the DOE office that issued the award. The IP Service Providers List is found at http://energy.gov/gc/downloads/intellectual-property-ip-service-providers-acquisition-and-assistance-transactions.

CONTINUATION APPLICATION AND FUNDING (MARCH 2023)

A. **Continuation Application**

A continuation application is a non-competitive application for an additional budget period within a previously approved project period of performance. At least 90 calendar days before the end of each budget period, the Recipient must submit its continuation application in writing to the DOE Program Manager and the DOE Award Administrator that it has been submitted. The continuation application must include the following information:

i. A report on the Recipient's progress towards meeting the objectives of the project set forth in the Statement of Project Objectives (SOPO) and Equity Plan, including any significant findings, conclusions, or developments, and an estimate of any unobligated balances remaining at the end of the budget period. If the remaining unobligated balance is estimated to exceed 20 percent of the funds available for the budget period, explain why the excess funds have not been obligated and how they will be used in the next budget period. The report must also address the Recipient's progress towards meeting the objectives and milestones set forth in the Equity Plan, Cybersecurity Plan, Technology Protection Plan, and Material Supply Plan.

ii. A detailed budget and supporting justification if there are changes to the negotiated budget, or a budget for the upcoming budget period was not approved at the time of award.

iii. A description of any planned changes for the negotiated Statement of Project Objectives.

B. Continuation Funding
Continuation funding is contingent on (1) the availability of funds appropriated by Congress for the purpose of this program; (2) the availability of future-year budget authority; (3) Recipient's technical progress compared to the Milestone Summary Table and in the Equity Plan; (4) Recipient's submittal of required reports; (5) Recipient's compliance with the terms and conditions of the Award; (6) the Recipient's submission of a continuation application; and (7) written approval of the continuation application by the Contracting Officer.

NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS -- SENSE OF CONGRESS

It is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made.

ENVIRONMENTAL, SAFETY AND HEALTH (ES&H) PERFORMANCE OF WORK AT DOE FACILITIES

With respect to the performance of any portion of the work under this award which is performed at a DOE-owned or controlled site, the recipient agrees to comply with all State and Federal ES&H regulations and with all other ES&H requirements of the operator of such site.
Prior to the performance on any work at a DOE-Owned or controlled site, the recipient shall contact the site facility manager for information on DOE and site specific ES&H requirements.
The recipient shall apply this term to its sub-recipients and contractors.

FUNDING OF BUDGET PERIODS

DOE has obligated $57,744,831 for completion of the Project authorized by this agreement, however, only $4,907,020 is available for work performed by the Recipient during Budget Period 1 of the Project. For Budget Period 2 through 5, the remainder or $52,837,811 will be available contingent upon (1) availability of funds appropriated by Congress for the purpose of this program; (2) the availability of future-year budget authority; (3) substantial progress towards meeting the objectives of your approved application; (4) submittal of required reports; (5) compliance with the terms and conditions of the award; (6).the submission by the Recipient of a continuation application; and (7) written approval of the continuation application by the DOE Contracting Officer.

In the event that the Recipient does not submit a continuation application for subsequent Budget Periods or DOE disapproves a continuation application for subsequent Budget Periods, the maximum DOE liability to the Recipient is the funds that are available for the current approved Budget Period(s). In such event, DOE reserves the right to deobligate any remaining funds.

INSURANCE COVERAGE (DECEMBER 2014)

See 2 CFR 200.310 for insurance requirements for real property and equipment acquired or improved with Federal funds.

REAL PROPERTY (DECEMBER 2014)

Subject to the conditions set forth in 2 CFR Part 200.311, title to real property acquired or improved under a Federal award will vest upon acquisition in the non-Federal entity.

The non-Federal entity cannot encumber this property and must follow the requirements of 2 CFR Part 200.311 before disposing of the property.

Except as otherwise provided by Federal statutes or by the Federal awarding agency, real property will be used for the originally authorized purpose as long as needed for that purpose. When real property is no longer needed for the originally authorized purpose, the non-Federal entity must obtain disposition instructions from the Federal awarding agency or pass-through entity. The instructions must provide for one of the following alternatives: (a) retain title after compensating the Federal awarding agency as described in 2 CFR Part 200.311(c)(1); (b) Sell the property and compensate the federal awarding agency as specified in CFR Part 200.311(c)(2); or (c) transfer title to the Federal awarding agency or to a third Party designated/approved by the Federal awarding agency as specified in CFR Part 200.311(c)(3).

See 2 CFR Part 200.311 for additional requirements pertaining to real property acquired or improved under a Federal award.

Also see 2 CFR Part 910.360 for amended requirements for Real Property for For-Profit recipients.

EQUIPMENT (DECEMBER 2014)[1]

Subject to the conditions provided in 2 CFR Part 200.313, title to equipment (property) acquired under a Federal award will vest conditionally with the non-Federal entity.

The non-Federal entity cannot encumber this property and must follow the requirements of 2 CFR Part 200.313 before disposing of the property.

States must use equipment acquired under a Federal award by the state in accordance with state laws and procedures.

[1] Pursuant to the FY23 Consolidated Appropriations Act (Pub. L. No. 117-328), Division D, Title III, Section 309, "(a) [h]ereafter, for energy development, demonstration, and deployment programs funded under Department of Energy appropriations (other than those for the National Nuclear Security Administration and Office of Environmental Management) provided for fiscal year 2022, the current fiscal year, or any fiscal year thereafter (including by Acts other than appropriations Acts), the Secretary may vest unconditional title or other property interests acquired under projects in an award recipient, subrecipient, or successor in interest, including the United States, at the conclusion of the award period for projects receiving an initial award in fiscal year 2022 or later. (b) Upon vesting unconditional title pursuant to subsection (a) in an award recipient, subrecipient, or successor in interest other than the United States, the United States shall have no liabilities or obligations to the property. (c) For purposes of this section, the term 'property interest' does not include any interest in intellectual property developed using funding provided under a project." Use of this authority by DOE is not guaranteed under this award.

Equipment must be used by the non-Federal entity in the program or project for which it was acquired as long as it is needed, whether or not the project or program continues to be supported by the Federal award. When no longer needed for the originally authorized purpose, the equipment may be used by programs supported by the Federal awarding agency in the priority order specified in 2 CFR Part 200.313(c)(1)(i) and (ii).

Management requirements, including inventory and control systems, for equipment are provided in 2 CFR Part 200.313(d).

When equipment acquired under a Federal award is no longer needed, the non-Federal entity must obtain disposition instructions from the Federal awarding agency or pass-through entity.

Disposition will be made as follows: (a) items of equipment with a current fair market value of $5,000 or less may be retained, sold, or otherwise disposed of with no further obligation to the Federal awarding agency; (b) Non-Federal entity may retain title or sell the equipment after compensating the Federal awarding agency as described in 2 CFR Part 200.313(e)(2); or (c) transfer title to the Federal awarding agency or to an eligible third Party as specified in CFR Part 200.313(e)(3).

See 2 CFR Part 200.313 for additional requirements pertaining to equipment acquired under a Federal award. Also see 2 CFR Part 200.439 Equipment and other capital expenditures.

See 2 CFR Part 910.360 for amended requirements for Equipment for For-Profit recipients.

SUPPLIES (DECEMBER 2014)

See 2 CFR Part 200.314 for requirements pertaining to supplies acquired under a Federal award.

See also § 200.453 Materials and supplies costs, including costs of computing devices.

INTANGIBLE PROPERTY (DECEMBER 2014)

Title to intangible property (as defined in 2 CFR Part 200.59) acquired under a Federal award vests upon acquisition in the non-Federal entity. Intangible property includes trademarks, copyrights, patents and patent applications.

See 2 CFR Part 200.315 for additional requirements pertaining to intangible property acquired under a Federal award.

Also see 2 CFR Part 910.362 for amended requirements for Intellectual Property for For-Profit recipients.

PROPERTY TRUST RELATIONSHIP (DECEMBER 2014)

Real property, equipment, and intangible property, that are acquired or improved with a Federal award must be held in trust by the non-Federal entity as trustee for the beneficiaries of the project or program under which the property was acquired or improved.

See 2 CFR Part 200.316 for additional requirements pertaining to real property, equipment, and intangible property acquired or improved under a Federal award.

INSOLVENCY, BANKRUPTCY OR RECEIVERSHIP

a. You shall immediately notify the DOE of the occurrence of any of the following events: (i) you or your parent's filing of a voluntary case seeking liquidation or reorganization under the Bankruptcy Act; (ii) your consent to the institution of an involuntary case under the Bankruptcy Act against you or your parent; (iii) the filing of any similar proceeding for or against you or your parent, or its consent to, the dissolution, winding-up or readjustment of your debts, appointment of a receiver, conservator, trustee, or other officer with similar powers over you, under any other applicable state or federal law; or (iv) your insolvency due to your inability to pay your debts generally as they become due.

b. Such notification shall be in writing and shall: (i) specifically set out the details of the occurrence of an event referenced in paragraph a; (ii) provide the facts surrounding that event; and (iii) provide the impact such event will have on the project being funded by this award.

c. Upon the occurrence of any of the four events described in the first paragraph, DOE reserves the right to conduct a review of your award to determine your compliance with the required elements of the award (including such items as cost share, progress towards technical project objectives, and submission of required reports). If the DOE review determines that there are significant deficiencies or concerns with your performance under the award, DOE reserves the right to impose additional requirements, as needed, including (i) change your payment method; or (ii) institute payment controls.

d. Failure of the Recipient to comply with this term may be considered a material noncompliance of this financial assistance award by the Contracting Officer.

PERFORMANCE OF WORK IN UNITED STATES

A. **Requirement**
All work performed under this award must be performed in the United States unless the Contracting Officer approves a waiver. The Recipient must flow down this requirement to its subrecipients or other project partners.

B. **Failure to Comply**
If the Recipient fails to comply with the performance of work in the United States requirement, the Contracting Officer may deny reimbursement for the work conducted outside the United States and such costs may not be recognized as allowable Recipient cost share regardless if the work is performed by the Recipient, subrecipients, vendors, or other project partners.

C. **Waiver for Work Outside the U.S.**
All work performed under this award must be performed in the United States. However, the Contracting Officer may approve the Recipient to perform a portion of the work outside the United States under limited circumstances. The Recipient must obtain a waiver from the Contracting Officer prior to conducting any work outside the United States. To request a waiver, the Recipient must submit a written waiver request to the Contracting Officer. A separate waiver request must be submitted for each entity proposing performance of work outside the United States.

For the rationale, the Recipient must demonstrate to the satisfaction of the Contracting Officer that the performance of work outside the United States would further the purposes of the FOA that the award was selected under and is in the economic interests of the United States. A request for a foreign work waiver must include the following:

1. The rationale for performing the work outside the United States ("foreign work");
2. A description of the work proposed to be performed outside the United States;
3. An explanation as to how the foreign work is essential to the project;
4. A description of the anticipated benefits to be realized by the proposed foreign work and the anticipated contributions to the U.S. economy;
5. The associated benefits to be realized and the contribution to the project from the foreign work;
6. How the foreign work will benefit the United States, including manufacturing, contributions to employment in the United States and growth in new markets and jobs in the United States;
7. How the foreign work will promote manufacturing of products and/or services in the United States;
8. A description of the likelihood of intellectual property being created from the foreign work and the treatment of any such intellectual property;
9. The total estimated cost (DOE and recipient cost share) of the proposed foreign work;
10. The countries in which the foreign work is proposed to be performed; and
11. The name of the entity that would perform the foreign work.

The Contracting Officer may require additional information before considering such request. Additionally, the Contracting Officer's decision concerning the waiver request is not appealable.

NEPA REQUIREMENTS

DOE must comply with the National Environmental Policy Act (NEPA) prior to authorizing the use of Federal funds.

DOE has made a conditional NEPA determination for this Award, and Federal funding for certain tasks under this Award is contingent upon the final NEPA determination.

The Recipient is authorized to proceed with the following phases and/or tasks as referenced in the SOPO approved by the Contracting Officer, except where such activity is subject to a restriction set forth elsewhere in this Award:

- Task 0.0, Task 0.1;
- And all of Budget Period 1

This authorization is specific to the project activities and locations as described in the SOPO approved by the Contracting Officer and the DOE NEPA Determination.

DOE has not authorized the following phases and/or tasks as referenced in the SOPO:

- Any activities associated with Budget Periods 2 through 5 other than Task 0.0 and Task 0.1

Should the Recipient elect to undertake activities or change locations prior to written authorization from the Contracting Officer, the Recipient does so at risk of not receiving Federal funding and such costs may not be recognized as allowable cost share.

Questions about the permissibility of Federal cost sharing on activities prior to DOE's issuance of a final NEPA determination shall be directed to the Contracting Officer. The Recipient must receive written approval from the Contracting Officer before incurring costs for Federal cost sharing. After receiving approval from the Contracting Officer, if the Recipient chooses to incur costs eligible for Federal cost sharing for the approved activities, the Recipient agrees to abide by the conditions, limitations, mitigation measures, monitoring requirements, and reporting responsibilities specified in writing from the Contracting Officer and to undertake these activities in accordance with necessary landowner approvals, required permits, and any additional approvals and mitigation requirements of other Federal, state and local governmental agencies with jurisdiction by law.

Questions about the permissibility of Federal cost sharing on activities prior to DOE's issuance of a finding of no significant impact (FONSI) or record of decision (ROD) shall be directed to the Contracting Officer. At its discretion, DOE may issue an Interim Action Determination to document DOE's decision regarding the permissibility of Federal cost-sharing on the activities that are within the scope of an on-going environmental assessment (EA) or environmental impact statement (EIS) process. Recipient must receive written approval from the Contracting Officer before incurring costs for Federal cost sharing. After receiving Interim Action approval from the Contracting Officer, if the Recipient chooses to incur costs eligible for Federal cost sharing for the approved activities, the Recipient agrees to abide by the conditions, limitations, mitigation measures, monitoring requirements, and reporting responsibilities specified in the Interim Action Determination and to undertake these activities in accordance with necessary landowner approvals, required permits, and any additional approvals and mitigation requirements of other Federal, state and local governmental agencies with jurisdiction by law.

If the Recipient later intends to add to or modify the activities or locations as described in the approved SOPO and the DOE NEPA Determination, those new activities/locations or modified activities/locations are subject to additional NEPA review and are not authorized for Federal funding until the Contracting Officer provides written authorization on those additions or modifications. Should the Recipient elect to undertake activities or change locations prior to authorization from the Contracting Officer, the Recipient does so at risk of not receiving Federal funding for those activities, and such costs may not be recognized as allowable cost share.

DECONTAMINATION AND/OR DECOMMISSIONING (D &D) COSTS

Notwithstanding any other terms of this Agreement, the Government shall not be responsible for or have any obligation to the recipient for (i) Decontamination and/or Decommissioning (D&D) of any of the recipient's facilities, or (ii) any costs which may be incurred by the recipient in connection with the D&D of any of its facilities due to the performance of the work under this Agreement, whether said work was performed prior to or subsequent to the effective date of this Agreement.

REPORTING SUBAWARDS AND EXECUTIVE COMPENSATION

a. Reporting of first-tier subawards.

1. Applicability. Unless you are exempt as provided in paragraph d. of this award term, you must report each action that obligates $30,000 or more in Federal funds that does not include Recovery funds (as defined in section 1512(a)(2) of the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5) for a subaward to an entity (see definitions in paragraph e. of this award term).

2. Where and when to report.

i. You must report each obligating action described in paragraph a.1. of this award term to http://www.fsrs.gov.

ii. For subaward information, report no later than the end of the month following the month in which the obligation was made. (For example, if the obligation was made on November 7, 2010, the obligation must be reported by no later than December 31, 2010.)

3. What to report. You must report the information about each obligating action that the submission instructions posted at http://www.fsrs.gov specify.

b. Reporting Total Compensation of Recipient Executives.

1. Applicability and what to report. You must report total compensation for each of your five most highly compensated executives for the preceding completed fiscal year, if

i. the total Federal funding authorized to date under this award is $30,000 or more;

ii. in the preceding fiscal year, you received;

(A) 80 percent or more of your annual gross revenues from Federal procurement contracts (and subcontracts) and Federal financial assistance subject to the Transparency Act, as defined at 2 CFR 170.320 (and subawards); and

(B) $25,000,000 or more in annual gross revenues from Federal procurement contracts (and subcontracts) and Federal financial assistance subject to the Transparency Act, as defined at 2 CFR 170.320 (and subawards); and

iii. The public does not have access to information about the compensation of the executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986. (To determine if the public has access to the compensation information, see the U.S. Security and Exchange Commission total compensation filings at http://www.sec.gov/answers/execomp.htm.)

2. Where and when to report. You must report executive total compensation described in paragraph b.1. of this award term:

i. As part of your registration profile at http://www.sam.gov.

ii. By the end of the month following the month in which this award is made, and annually thereafter.

c. Reporting of Total Compensation of Subrecipient Executives.

1. Applicability and what to report. Unless you are exempt as provided in paragraph d. of this award term, for each first-tier subrecipient under this award, you shall report the names and total compensation of each of the subrecipient's five most highly compensated executives for the subrecipient's preceding completed fiscal year, if;

i. in the subrecipient's preceding fiscal year, the subrecipient received;

(A) 80 percent or more of its annual gross revenues from Federal procurement contracts (and subcontracts) and Federal financial assistance subject to the Transparency Act, as defined at 2 CFR 170.320 (and subawards); and

(B) $25,000,000 or more in annual gross revenues from Federal procurement contracts (and subcontracts), and Federal financial assistance subject to the Transparency Act (and subawards); and

ii. The public does not have access to information about the compensation of the executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986. (To determine if the public has access to the compensation information, see the U.S. Security and Exchange Commission total compensation filings at http://www.sec.gov/answers/execomp.htm.)

2. Where and when to report. You must report subrecipient executive total compensation described in paragraph c.1. of this award term:

i. To the recipient.

ii. By the end of the month following the month during which you make the subaward. For example, if a subaward is obligated on any date during the month of October of a given year (i.e., between October 1 and 31), you must report any required compensation information of the subrecipient by November 30 of that year.

d. Exemptions

If, in the previous tax year, you had gross income, from all sources, under $300,000, you are exempt from the requirements to report:

i. Subawards,

and

ii. The total compensation of the five most highly compensated executives of any subrecipient.

e. Definitions. For purposes of this award term:

1. Entity means all of the following, as defined in 2 CFR part 25:

i. A Governmental organization, which is a State, local government, or Indian tribe;

ii. A foreign public entity;

iii. A domestic or foreign nonprofit organization;

iv. A domestic or foreign for-profit organization;

v. A Federal agency, but only as a subrecipient under an award or subaward to a non-Federal entity.

2. Executive means officers, managing partners, or any other employees in management positions.

3. Subaward:

i. This term means a legal instrument to provide support for the performance of any portion of the substantive project or program for which you received this award and that you as the recipient award to an eligible subrecipient.

ii. The term does not include your procurement of property and services needed to carry out the project or program (for further explanation, see Sec. __ .210 of the attachment to OMB Circular A-133, Audits of States, Local Governments, and Non-Profit Organizations).

iii. A subaward may be provided through any legal agreement, including an agreement that you or a subrecipient considers a contract.

4. Subrecipient means an entity that:

i. Receives a subaward from you (the recipient) under this award; and

ii. Is accountable to you for the use of the Federal funds provided by the subaward.

5. Total compensation means the cash and noncash dollar value earned by the executive during the recipient's or subrecipient's preceding fiscal year and includes the following (for more information see 17 CFR 229.402(c)(2)):

i. Salary and bonus.

ii. Awards of stock, stock options, and stock appreciation rights. Use the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with the Statement of Financial Accounting Standards No. 123 (Revised 2004) (FAS 123R), Shared Based Payments.

iii. Earnings for services under non-equity incentive plans. This does not include group life, health, hospitalization or medical reimbursement plans that do not discriminate in favor of executives, and are available generally to all salaried employees.

iv. Change in pension value. This is the change in present value of defined benefit and actuarial pension plans.

v. Above-market earnings on deferred compensation which is not tax-qualified.

vi. Other compensation, if the aggregate value of all such other compensation (e.g. severance, termination payments, value of life insurance paid on behalf of the employee, perquisites or property) for the executive exceeds $10,000.

SYSTEM FOR AWARD MANAGEMENT AND UNIVERSAL IDENTIFIER REQUIREMENTS

A. Requirement for System for Award Management (SAM) Unless exempted from this requirement under 2 CFR 25.110, the prime recipient must remain registered and maintain current information in SAM for the entire period of performance of the award. This includes providing information on the prime recipient's immediate

and highest level owner and subsidiaries, as well as on all of its predecessors that have been awarded a Federal contract or Federal financial assistance agreements within the last three years, if applicable, until the prime recipient submits the final financial report required under this award or receives the final payment, whichever is later. This requires the prime recipient to review its information in SAM at least annually after the initial registration, and to update its information as soon as there are changes. Reviews and updates may be required more frequently due to changes in recipient information or as required by another award term.

B. Requirement for Unique Entity Identifier

If authorized to make subawards under this award, the prime recipient:

1. Must notify potential subrecipients that no entity (see definition in paragraph C of this award term) may receive a subaward until the entity has provided its unique entity identifier to the prime recipient.

2. Must not make a subaward to an entity unless the entity has provided its unique entity identifier to the prime recipient. Subrecipients are not required to obtain an active SAM registration, but must obtain a unique entity identifier.

C. Definitions

For purposes of this term:

1. System for Award Management (SAM) means the Federal repository into which a recipient must provide information required for the conduct of business as a recipient. Additional information about registration procedures may be found at the SAM internet site (currently at https://www.sam.gov).

2. Unique Entity Identifier means the identifier assigned by SAM to uniquely identify business entities.

3. Entity includes non-Federal entities as defined at 2 CFR 200.1 and also includes all of the following for purposes of this part:

   a. A foreign organization;

   b. A foreign public entity;

   c. A domestic for-profit organization; and

   d. A Federal agency.

4. Subaward has the meaning given in 2 CFR 200.1.

5. Subrecipient has the meaning given in 2 CFR 200.1.

FINAL INCURRED COST AUDIT (DECEMBER 2014)

In accordance with 2 CFR Part 200 as amended by 2 CFR Part 910, DOE reserves the right to initiate a final incurred cost audit on this award. If the audit has not been performed or completed prior to the closeout of the award, DOE retains the right to recover an appropriate amount after fully considering the recommendations on disallowed costs resulting from the final audit.

INDEMNITY

The Recipient shall indemnify the Government and its officers, agents, or employees for any and all liability, including litigation expenses and attorneys' fees, arising from suits, actions, or claims of any character for death, bodily injury, or loss of or damage to property or to the environment, resulting from the project, except to the extent that such liability results from the direct fault or negligence of Government officers, agents or employees, or to the extent such liability may be covered by applicable allowable costs provisions.

LOBBYING RESTRICTIONS (MARCH 2012)

By accepting funds under this award, you agree that none of the funds obligated on the award shall be expended, directly or indirectly, to influence congressional action on any legislation or appropriation matters pending before Congress, other than to communicate to Members of Congress as described in 18 U.S.C. 1913. This restriction is in addition to those prescribed elsewhere in statute and regulation.

CORPORATE FELONY CONVICTION AND FEDERAL TAX LIABILITY ASSURANCES (MARCH 2014)

By entering into this agreement, the undersigned attests that American Battery Technology Company has not been convicted of a felony criminal violation under Federal law in the 24 months preceding the date of signature.

The undersigned further attests that American Battery Technology Company does not have any unpaid Federal tax liability that has been assessed, for which all judicial and administrative remedies have been exhausted or have lapsed, and that is not being paid in a timely manner pursuant to an agreement with the authority responsible for collecting the tax liability.

For purposes of these assurances, the following definitions apply:

A Corporation includes any entity that has filed articles of incorporation in any of the 50 states, the District of Columbia, or the various territories of the United States [but not foreign corporations]. It includes both for-profit and non-profit organizations.

NONDISCLOSURE AND CONFIDENTIALITY AGREEMENTS ASSURANCES (JUNE 2015)

(1) By entering into this agreement, the undersigned attests that American Battery Technology Company does not and will not require its employees or contractors to sign internal nondisclosure or confidentiality agreements or statements prohibiting or otherwise restricting its employees or contactors from lawfully reporting waste, fraud, or abuse to a designated investigative or law enforcement representative of a Federal department or agency authorized to receive such information.

(2) The undersigned further attests that American Battery Technology Company does not and will not use any Federal funds to implement or enforce any nondisclosure and/or confidentiality policy, form, or agreement it uses unless it contains the following provisions:

a. ‘‘These provisions are consistent with and do not supersede, conflict with, or otherwise alter the employee obligations, rights, or liabilities created by existing statute or Executive order relating to (1) classified information, (2) communications to Congress, (3) the reporting to an Inspector General of a violation of any

law, rule, or regulation, or mismanagement, a gross waste of funds, an abuse of authority, or a substantial and specific danger to public health or safety, or (4) any other whistleblower protection. The definitions, requirements, obligations, rights, sanctions, and liabilities created by controlling Executive orders and statutory provisions are incorporated into this agreement and are controlling.''

b. The limitation above shall not contravene requirements applicable to Standard Form 312, Form 4414, or any other form issued by a Federal department or agency governing the nondisclosure of classified information.

c. Notwithstanding provision listed in paragraph (a), a nondisclosure or confidentiality policy form or agreement that is to be executed by a person connected with the conduct of an intelligence or intelligence-related activity, other than an employee or officer of the United States Government, may contain provisions appropriate to the particular activity for which such document is to be used. Such form or agreement shall, at a minimum, require that the person will not disclose any classified information received in the course of such activity unless specifically authorized to do so by the United States Government. Such nondisclosure or confidentiality forms shall also make it clear that they do not bar disclosures to Congress, or to an authorized official of an executive agency or the Department of Justice, that are essential to reporting a substantial violation of law.

REPORTING OF MATTERS RELATED TO RECIPIENT INTEGRITY AND PERFORMANCE (DECEMBER 2015)

a. General Reporting Requirement

If the total value of your currently active grants, cooperative agreements, and procurement contracts from all Federal awarding agencies exceeds $10,000,000 for any period of time during the period of performance of this Federal award, then you as the recipient during that period of time must maintain the currency of information reported to the System for Award Management (SAM) that is made available in the designated integrity and performance system (currently the Federal Awardee Performance and Integrity Information System (FAPIIS)) about civil, criminal, or administrative proceedings described in paragraph 2 of this award term and condition. This is a statutory requirement under section 872 of Public Law 110-417, as amended (41 U.S.C. 2313). As required by section 3010 of Public Law 111-212, all information posted in the designated integrity and performance system on or after April 15, 2011, except past performance reviews required for Federal procurement contracts, will be publicly available.

b. Proceedings About Which You Must Report

Submit the information required about each proceeding that:

1. Is in connection with the award or performance of a grant, cooperative agreement, or procurement contract from the Federal Government;

2. Reached its final disposition during the most recent five year period; and

3. Is one of the following:

(A) A criminal proceeding that resulted in a conviction, as defined in paragraph 5 of this award term and condition;

(B) A civil proceeding that resulted in a finding of fault and liability and payment of a monetary fine, penalty, reimbursement, restitution, or damages of $5,000 or more;

(C) An administrative proceeding, as defined in paragraph 5. of this award term and condition, that resulted in a finding of fault and liability and your payment of either a monetary fine or penalty of $5,000 or more or reimbursement, restitution, or damages in excess of $100,000; or

(D) Any other criminal, civil, or administrative proceeding if:

(i) It could have led to an outcome described in paragraph 2.c.(1), (2), or (3) of this award term and condition;

(ii) It had a different disposition arrived at by consent or compromise with an acknowledgment of fault on your part; and

(iii) The requirement in this award term and condition to disclose information about the proceeding does not conflict with applicable laws and regulations.

c. Reporting Procedures

Enter in the SAM Entity Management area the information that SAM requires about each proceeding described in paragraph 2 of this award term and condition. You do not need to submit the information a second time under assistance awards that you received if you already provided the information through SAM because you were required to do so under Federal procurement contracts that you were awarded.

d. Reporting Frequency

During any period of time when you are subject to the requirement in paragraph 1 of this award term and condition, you must report proceedings information through SAM for the most recent five year period, either to report new information about any proceeding(s) that you have not reported previously or affirm that there is no new information to report. Recipients that have Federal contract, grant, and cooperative agreement awards with a cumulative total value greater than $10,000,000 must disclose semiannually any information about the criminal, civil, and administrative proceedings.

e. Definitions

For purposes of this award term and condition:

1. Administrative proceeding means a non-judicial process that is adjudicatory in nature in order to make a determination of fault or liability (e.g., Securities and Exchange Commission Administrative proceedings, Civilian Board of Contract Appeals proceedings, and Armed Services Board of Contract Appeals proceedings). This includes proceedings at the Federal and State level but only in connection with performance of a Federal contract or grant. It does not include audits, site visits, corrective plans, or A. Reporting of Matters Related to Recipient Integrity and Performance.

2. Conviction, for purposes of this award term and condition, means a judgment or conviction of a criminal offense by any court of competent jurisdiction, whether entered upon a verdict or a plea, and includes a conviction entered upon a plea of nolo contendere.

3. Total value of currently active grants, cooperative agreements, and procurement contracts includes—

(A) Only the Federal share of the funding under any Federal award with a recipient cost share or match; and

(B) The value of all expected funding increments under a Federal award and options, even if not yet exercised.

SUBAWARD/SUBCONTRACT CHANGE NOTIFICATION

Except for subawards and/or subcontracts specifically proposed as part of the Recipient's Application for award, the Recipient must notify the DOE Contracting Officer and Project Officer in writing 30 days prior to the execution of new or modified subawards/subcontracts. This notification does not constitute a waiver of the prior approval requirements outlined in 2 CFR 200, nor does it relieve the Recipient from its obligation to comply with applicable Federal statutes, regulations, and executive orders.

In order to satisfy this notification requirement, Recipient documentation must, as a minimum, include the following:

1. A description of the research to be performed, the service to be provided, or the equipment to be purchased;
2. Cost share commitment letter if the subawardee is providing cost share to the award;
3. Updated budget justification, budget pages;
4. An assurance that the process undertaken by the Recipient to solicit the subaward/subcontract complies with their written procurement procedures as outlined in 2 CFR 200.317 through 200.327.
5. An assurance that no planned, actual or apparent conflict of interest exists between the Recipient and the selected subawardee/subcontractor and that the Recipient's written standards of conduct were followed;[2]
6. A completed Environmental Questionnaire, if applicable;
7. An assurance that the subawardee/subcontractor is not a debarred or suspended entity; and
8. An assurance that all required award provisions will be flowed down in the resulting subaward/subcontract.

The Recipient is responsible for making a final determination to award or modify subawards/subcontracts under this agreement, but the Recipient may not proceed with the subaward/subcontract until the Contracting Officer determines, and provides the Recipient written notification, that the information provided is adequate.

Should the Recipient not receive a written notification of adequacy from the Contracting Officer within 30 days of the submission of the subaward/subcontract documentation stipulated above, Recipient may proceed to award or modify the proposed subaward/subcontract.

---

[2] It is DOE's position that the existence of a "covered relationship" as defined in 5 C.F.R. § 2635.502(a)&(b) between a member of the Recipient's owners or senior management and a member of a subawardee's/subcontractor's owners or senior management creates at a minimum an apparent conflict of interest that would require the Recipient to notify the Contracting Officer and provide detailed information and justification (including, for example, mitigation measures) as to why the subaward or subcontract does not create an actual conflict of interest. Recipients must also notify the Contracting Officer of any new subcontract or subaward to: (1) an entity that is owned or otherwise controlled by the Recipient; or (2) an entity that is owned or otherwise controlled by another entity that also owns or otherwise controls the Recipient, as it is DOE's position that these situations also create at a minimum an apparent conflict of interest.

SUBAWARDS TO DOE NATIONAL LABORATORIES (NETL – DECEMBER 2020)

For the purposes of the subaward(s) to Argonne National Laboratory, the Recipient shall use the Department's Strategic Partnership Projects program in accordance with the requirements of DOE Order 481.1 Strategic Partnership Projects (SPP) [formerly known as "Work for Others" (WFO)] and the terms and conditions established for that program. This order and the applicable terms and conditions are available at https://www.directives.doe.gov/directives-documents/400-series/0481.1-BOrder-e-chg1-ltdchg.

IMPLEMENTATION OF EXECUTIVE ORDER 13798, PROMOTING FREE SPEECH AND RELIGIOUS LIBERTY (NOVEMBER 2020)

States, local governments, or other public entities may not condition sub-awards in a manner that would discriminate, or disadvantage sub-recipients based on their religious character.

CONTINUED USE OF REAL PROPERTY AND EQUIPMENT (OCTOBER 2022)

Real property and equipment purchased with project funds (federal share and recipient cost share) under this Award are subject to the requirements at 2 CFR 200.311, 200.313, and 200.316 (non-Federal entities, except for-profit entities) and 2 CFR 910.360 (for-profit entities). The Recipient may continue to use the real property and equipment after the conclusion of the award period of performance so long as the Recipient:

a. Continues to use the property for the authorized project purposes;
b. Complies with the applicable reporting requirements and regulatory property standards;
c. As applicable to for-profit entities, UCC filing statements are maintained; and
d. Submits a written Request for Continued Use for DOE authorization, which is approved by the DOE Contracting Officer.

The Recipient must request authorization from the Contracting Officer to continue to use the property for the authorized project purposes beyond the award period of performance ("Request for Continued Use"). The Recipient's written Request for Continued Use must identify the property and include: a summary of how the property will be used (must align with the authorized project purposes); a proposed use period (e.g., perpetuity, until fully depreciated, or a calendar date where the Recipient expects to submit disposition instructions); acknowledgement that the recipient shall not sell or encumber the property or permit any encumbrance without prior written DOE approval; current fair market value of the property; and an Estimated Useful Life or depreciation schedule for equipment.

When the property is no longer needed for authorized project purposes, the Recipient must request disposition instructions from DOE. For-profit entity disposition requirements are set forth at 2 CFR 910.360. Property disposition requirements for other non-federal entities are set forth in 2 CFR 200.310 through 200.316.

FOREIGN NATIONAL PARTICIPATION – APPROVAL REQUIRED (MARCH 2023)

If the Recipient (including any of its subrecipients and contractors) anticipates involving foreign nationals in the performance of this award, the Recipient must provide DOE with specific information about each foreign

national to ensure compliance with the requirements for foreign national participation and access approvals. The volume and type of information required may depend on various factors associated with the award.

Approval for foreign nationals in Principal Investigator/Co-Principal Investigator roles, from countries of risk (i.e., China, Iran, North Korea, and Russia), and from countries identified on the U.S. Department of State's list of State Sponsors of Terrorism (https://www.state.gov/state-sponsors-of-terrorism/) must be obtained from DOE before they can participate in the performance of any work under this award.

A "foreign national" is defined as any person who is not a United States citizen by birth or naturalization. DOE may elect to deny a foreign national's participation in the award. Likewise, DOE may elect to deny a foreign national's access to a DOE sites, information, technologies, equipment, programs, or personnel.

The Recipient must include this term in any subaward and in any applicable contractual agreement(s) associated with this award.

POST AWARD DUE DILIGENCE REVIEWS (MARCH 2023)

During the life of the award, DOE may conduct ongoing due diligence reviews, through Government resources, to identify potential risks of undue foreign influence. In the event a risk is identified, DOE may require the Recipient to implement specific risk mitigation measures, including but not limited to, requiring an individual or entity not to participate in the award.

EXPORT CONTROL (MARCH 2023)

The United States government regulates the transfer of information, commodities, technology, and software considered to be strategically important to the U.S. to protect national security, foreign policy, and economic interests without imposing undue regulatory burdens on legitimate international trade. There is a network of Federal agencies and regulations that govern exports that are collectively referred to as "Export Controls." The Recipient is responsible for ensuring compliance with all applicable United States Export Control laws and regulations relating to any work performed under the award, including subrecipient work.

The Recipient must immediately report to DOE any export control violations related to the project funded under this award, at the recipient or subrecipient level, and provide the corrective action(s) to prevent future violations.

INTERIM CONFLICT OF INTEREST POLICY FOR FINANCIAL ASSISTANCE (MARCH 2023)

The DOE interim Conflict of Interest Policy for Financial Assistance (COI Policy) can be found at https://www.energy.gov/management/department-energy-interim-conflict-interest-policy-requirements-financial-assistance. This policy is applicable to all non-Federal entities applying for, or that receive, DOE funding by means of a financial assistance award (e.g., a grant, cooperative agreement, or technology investment agreement) and, through the implementation of this policy by the entity, to each Investigator who is planning to participate in, or is participating in, the project funded wholly or in part under this Award. The term "Investigator" means the PI and any other person, regardless of title or position, who is responsible for the purpose, design, conduct, or reporting of a project funded by DOE or proposed for funding by DOE. The Recipient must flow down the requirements of the interim COI Policy to any subrecipient non-Federal entities,

with the exception of DOE National Laboratories. Further, the Recipient must identify all financial conflicts of interests (FCOI), i.e., managed and unmanaged/ unmanageable, in its initial and ongoing FCOI reports.

Prior to award, the Recipient was required to: 1) ensure all Investigators on this Award completed their significant financial disclosures; 2) review the disclosures; 3) determine whether a FCOI exists; 4) develop and implement a management plan for FCOIs; and 5) provide DOE with an initial FCOI report that includes all FCOIs (i.e., managed and unmanaged/unmanageable). Within 180 days of the date of the Award, the Recipient must be in full compliance with the other requirements set forth in DOE's interim COI Policy.

ORGANIZATIONAL CONFLICT OF INTEREST (MARCH 2023)

Organizational conflicts of interest are those where, because of relationships with a parent company, affiliate, or subsidiary organization, the Recipient is unable or appears to be unable to be impartial in conducting procurement action involving a related organization (2 CFR 200.318(c)(2)).

The Recipient must disclose in writing any potential or actual organizational conflict of interest to the DOE Contracting Officer. The Recipient must provide the disclosure prior to engaging in a procurement or transaction using project funds with a parent, affiliate, or subsidiary organization that is not a state, local government, or Indian tribe. For a list of the information that must be included the disclosure, see Section VI. of the DOE interim Conflict of Interest Policy for Financial Assistance at https://www.energy.gov/management/department-energy-interim-conflict-interest-policy-requirements-financial-assistance.

If the effects of the potential or actual organizational conflict of interest cannot be avoided, neutralized, or mitigated, the Recipient must procure goods and services from other sources when using project funds. Otherwise, DOE may terminate the Award in accordance with 2 CFR 200.340 unless continued performance is determined to be in the best interest of the Federal government.

The Recipient must flow down the requirements of the interim COI Policy to any subrecipient non-Federal entities, with the exception of DOE National Laboratories. The Recipient is responsible for ensuring subrecipient compliance with this term.

If the Recipient has a parent, affiliate, or subsidiary organization that is not a state, local government, or Indian tribe, the Recipient must maintain written standards of conduct covering organizational conflicts of interest.

PROHIBITION ON CERTAIN TELECOMMUNICATIONS AND VIDEO SURVEILLANCE SERVICES OR EQUIPMENT (MARCH 2023)

As set forth in 2 CFR 200.216, recipients and subrecipients are prohibited from obligating or expending project funds (Federal and non-Federal funds) to:

(1) Procure or obtain;

(2) Extend or renew a contract to procure or obtain; or

(3) Enter into a contract (or extend or renew a contract) to procure or obtain equipment, services, or systems that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system. As described in Public Law 115-232, section 889, covered telecommunications equipment is telecommunications equipment produced by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of such entities).

(i) For the purpose of public safety, security of government facilities, physical security surveillance of critical infrastructure, and other national security purposes, video surveillance and telecommunications equipment produced by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities).

(ii) Telecommunications or video surveillance services provided by such entities or using such equipment.

(iii) Telecommunications or video surveillance equipment or services produced or provided by an entity that the Secretary of Defense, in consultation with the Director of the National Intelligence or the Director of the Federal Bureau of Investigation, reasonably believes to be an entity owned or controlled by, or otherwise connected to, the government of a covered foreign country.

See Public Law 115-232, section 889 for additional information.

PROHIBITION RELATED TO FOREIGN GOVERNMENT-SPONSORED TALENT RECRUITMENT PROGRAMS (MARCH 2023)

A. Prohibition

Persons participating in a *Foreign Government-Sponsored Talent Recruitment Program of a Foreign Country of Risk* are prohibited from participating in this Award. The Recipient must exercise ongoing due diligence to reasonably ensure that no individuals participating on the DOE-funded project are participating in a *Foreign Government-Sponsored Talent Recruitment Program of a Foreign Country of Risk*. Consequences for violations of this prohibition will be determined according to applicable law, regulations, and policy. Further, the Recipient must notify DOE within five (5) business days upon learning that an owner of the Recipient or subrecipient or individual on the project team is or is believed to be participating in a *Foreign Government-Sponsored Talent Recruitment Program of a Foreign Country of Risk*. DOE may modify and add requirements related to this prohibition to the extent required by law.

B. Definitions

1. **Foreign Government-Sponsored Talent Recruitment Program**. An effort directly or indirectly organized, managed, or funded by a foreign government, or a foreign government instrumentality or entity, to recruit science and technology professionals or students (regardless of citizenship or national origin, or whether having a full-time or part-time position). Some foreign government-sponsored talent recruitment programs operate with the intent to import or otherwise acquire from abroad, sometimes through illicit means, proprietary technology or software, unpublished data and methods, and intellectual property to further the military

modernization goals and/or economic goals of a foreign government. Many, but not all, programs aim to incentivize the targeted individual to relocate physically to the foreign state for the above purpose. Some programs allow for or encourage continued employment at United States research facilities or receipt of federal research funds while concurrently working at and/or receiving compensation from a foreign institution, and some direct participants not to disclose their participation to U.S. entities. Compensation could take many forms including cash, research funding, complimentary foreign travel, honorific titles, career advancement opportunities, promised future compensation, or other types of remuneration or consideration, including in-kind compensation.

2. **Foreign Country of Risk**. DOE has designated the following countries as foreign countries of risk: Iran, North Korea, Russia, and China. This list is subject to change.

PARTICIPANTS AND OTHER COLLABORATING ORGANIZATIONS (MARCH 2023)

Prior to award, the Recipient was required to provide the following information on participants (individuals), organizations on the project team, and organizations collaborating with the Recipient or program team member in connection with the scope of this Award. If there are any changes to participants and organizations information previously submitted to DOE, the Recipient must submit updated information within thirty (30) calendar days after the end of the quarterly reporting period in which the change occurred:

A. Participants (Individuals)

The Recipient must provide a list of all senior and key personnel at the Recipient and subrecipient levels. The list must identify each individual's:

i. Name
ii. Organization
iii. Job Title
iv. Role in the project
v. Start and end date (month and year) working on the project
vi. State, U.S. territory, and/or country of residence
vii. Whether this person collaborated with an individual or entity located in a foreign country in connection with the scope of this award, and
If yes to A.vii, whether the person traveled to the foreign country as part of that collaboration, and, if so, specify where and the length of the duration.

B. Collaborating Organizations

The Recipient must identify all subrecipients, contractors, U.S. National Laboratories, partners, and collaborating organizations in connection with the scope of this award. Recipients must also include all foreign collaborators as outlined in the Foreign Collaboration Considerations term of the award. For each organization, provide organization name, UEI, zip code or latitude/longitude, role in the project, contribution to the project, and start and end date.

HUMAN SUBJECTS RESEARCH (MARCH 2023)

Research involving human subjects, biospecimens, or identifiable private information conducted with Department of Energy (DOE) funding is subject to the requirements of DOE Order 443.1C, *Protection of Human Research Subjects*, 45 CFR Part 46, *Protection of Human Subjects* (*subpart A which is referred to as the "Common Rule"),* and 10 CFR Part 745, *Protection of Human Subjects*.

Federal regulation and the DOE Order require review by an Institutional Review Board (IRB) of all proposed human subjects research projects. The IRB is an interdisciplinary ethics board responsible for ensuring that the proposed research is sound and justifies the use of human subjects or their data; the potential risks to human subjects have been minimized; participation is voluntary; and clear and accurate information about the study, the benefits and risks of participating, and how individuals' data/specimens will be protected/used, is provided to potential participants for their use in determining whether or not to participate.

The Recipient shall provide the Federal Wide Assurance number identified in item 1 below and the certification identified in item 2 below to DOE prior to initiation of any project that will involve interactions with humans in some way (e.g., through surveys); analysis of their identifiable data (e.g., demographic data and energy use over time); asking individuals to test devices, products, or materials developed through research; and/or testing of commercially available devices in buildings/homes in which humans will be present. *Note:* This list of examples is illustrative and not all inclusive.

No DOE funded research activity involving human subjects, biospecimens, or identifiable private information shall be conducted without:

1) A registration and a Federal Wide Assurance of compliance accepted by the Office of Human Research Protection (OHRP) in the Department of Health and Human Services; and
2) Certification that the research has been reviewed and approved by an Institutional Review Board (IRB) provided for in the assurance. IRB review may be accomplished by the awardee's institutional IRB; by the Central DOE IRB; or if collaborating with one of the DOE national laboratories, by the DOE national laboratory IRB.

The Recipient is responsible for ensuring all subrecipients comply and for reporting information on the project annually to the DOE Human Subjects Research Database (HSRD) at https://science.osti.gov/HumanSubjects/Human-Subjects-Database/home. *Note:* If a DOE IRB is used, no end of year reporting will be needed.

Additional information on the DOE Human Subjects Research Program can be found at: https://science.osti.gov/ber/human-subjects.

FRAUD, WASTE AND ABUSE (MARCH 2023)

The mission of the DOE Office of Inspector General (OIG) is to strengthen the integrity, economy and efficiency of DOE's programs and operations including deterring and detecting fraud, waste, abuse and mismanagement. The OIG accomplishes this mission primarily through investigations, audits, and inspections of Department of Energy activities to include grants, cooperative agreements, loans, and contracts. The OIG maintains a Hotline for reporting allegations of fraud, waste, abuse, or mismanagement. To report such allegations, please visit https://www.energy.gov/ig/ig-hotline.

Additionally, the Recipient must be cognizant of the requirements of 2 CFR § 200.113 Mandatory disclosures, which states:

> The non-Federal entity or applicant for a Federal award must disclose, in a timely manner, in writing to the Federal awarding agency or pass-through entity all violations of Federal criminal law involving fraud, bribery, or gratuity violations potentially affecting the Federal award. Non-Federal entities that have received a Federal award including the term and condition outlined in appendix XII of 2 CFR Part 200 are required to report certain civil, criminal, or administrative proceedings to SAM (currently FAPIIS). Failure to make required disclosures can result in any of the remedies described in § 200.339. (See also 2 CFR part 180, 31 U.S.C. 3321, and 41 U.S.C. 2313.)

TRANSPARENCY OF FOREIGN CONNECTIONS (MARCH 2023)

During the period of performance of the award, the Recipient must notify the DOE Contracting Officer within fifteen (15) business days of learning of the following circumstances in relation to the Recipient or subrecipients:

1. The existence of any joint venture or subsidiary that is based in, funded by, or has a foreign affiliation with any Foreign Country of Risk;
2. Any current or pending contractual or financial obligation or other agreement specific to a business arrangement, or joint venture-like arrangement with an enterprise owned by a Foreign Country of Risk or foreign entity based in a Foreign Country of Risk;
3. Any current or pending change in ownership structure of the Recipient or subrecipients that increases foreign ownership related to a Foreign Country of Risk; each notification shall be accompanied by a complete and up-to-date capitalization table showing all equity interests held (including LLC and partnership interests, as well as derivative securities). Include both the number of shares issued to each equity holder, as well as the percentage of that series and of all equity on fully diluted basis. For each equity holder, provide the place of incorporation and the principal place of business, as applicable. If the equity holder is a natural person, identify the citizenship(s).

4. Any current or pending venture capital or institutional investment by an entity that has a general partner or individual holding a leadership role in such entity who has a foreign affiliation with any Foreign Country of Risk;
5. Any current or pending technology licensing or intellectual property sales to a Foreign Country of Risk; and
6. Any current or pending foreign business entity, offshore entity, or entity outside the United States related to the Recipient or subrecipient.
7. Any changes to the Recipient's board of directors, including additions to the number of directors, the identity of new directors, as well as each new director's citizenship, shareholder affiliation (if applicable); each notification shall include a complete up-to-date list of all directors (and board observers), including their full name, citizenship and shareholder affiliation, date of appointment, duration of term, as well as a description of observer rights as applicable.

Please refer to the Financial Assistance Reporting Checklist for additional circumstances.

Foreign Country of Risk. DOE has designated the following countries as Foreign Countries of Risk: Iran, North Korea, Russia, and China. This list is subject to change.

FOREIGN COLLABORATION CONSIDERATIONS (MARCH 2023)

A. Consideration of new collaborations with foreign entities, organizations and governments. The Recipient must provide DOE with advanced written notification of any potential collaboration with foreign entities, organizations or governments in connection with its DOE-funded award scope. The Recipient must await further guidance from DOE prior to contacting the proposed foreign entity, organization or government regarding the potential collaboration or negotiating the terms of any potential agreement.

B. Existing collaborations with foreign entities, organizations and governments. The Recipient must provide DOE with a written list of all existing foreign collaborations in which has entered in connection with its DOE-funded award scope.

C. Description of collaborations that should be reported: In general, a collaboration will involve some provision of a thing of value to, or from, the Recipient. A thing of value includes but may not be limited to all resources made available to, or from, the recipient in support of and/or related to the Award, regardless of whether or not they have monetary value. Things of value also may include in-kind contributions (such as office/laboratory space, data, equipment, supplies, employees, students). In-kind contributions not intended for direct use on the Award but resulting in provision of a thing of value from or to the Award must also be reported. Collaborations do not include routine workshops, conferences, use of the Recipient's services and facilities by foreign investigators resulting from its standard published process for evaluating requests for access, or the routine use of foreign facilities by awardee staff in accordance with the Recipient's standard policies and procedures.

REPORTING, TRACKING AND SEGREGATION OF INCURRED COSTS (MARCH 2023)

BIL funds can be used in conjunction with other funding, as necessary to complete projects, but tracking and reporting must be separate to meet the reporting requirements of the BIL and related Office of Management and

Budget (OMB) Guidance. The Recipient must keep separate records for BIL funds and must ensure those records comply with the requirements of the BIL. Funding provided through the BIL that is supplemental to an existing grant or cooperative agreement is one-time funding.

EQUITY PLAN (MARCH 2023)

The Recipient must meet the stated objectives and milestones set forth in its Equity Plan, which is incorporated into the Award as Attachment 6. A report on the Recipient's progress towards meeting the objectives and milestones set forth in the Equity Plan must be included in the continuation application.

CYBERSECURITY PLAN (MAY 2023)

The Secretary of Energy, per IIJA Section 40126, designated the DOE's Office of Cybersecurity, Energy Security, and Emergency Response (CESER) as responsible for coordinating cybersecurity project plans for IIJA provisions the Secretary deemed to have a cyber risk. CESER coordinates with DOE National Lab Subject Matter Experts (SMEs) to provide project lifecycle support activities that maintain or improve the project cybersecurity over its lifecycle. The awardee is responsible for maintaining and improving project cybersecurity until the expiration of the project including responding to DOE feedback on the plans and the associated milestones, deliverables, including attending associated cybersecurity plan lifecycle support meeting dates with CESER and DOE SMEs. Any revisions to the cybersecurity plans and all related deliverables shall be emailed securely to CR-IIJACybersecurityplans@hq.doe.gov.

Any DOE and/or Laboratory review comments or feedback provided to Recipients does not constitute an endorsement or approval of any specific elements within the cybersecurity plan or the proposed security approach. Therefore, such feedback should not be referenced or used in marketing or promotional materials. All cybersecurity plans and deliverables are exempt from disclosure under the Freedom of Information Act (5 U.S.C. § 552) pursuant to Section 40126(e). This exemption is limited to information provided to or collected by the Federal Government described in Pub. L. 117-58 § 41026, 42 U.S.C. §18725.

TECHNOLOGY PROTECTION PLAN (MARCH 2023)

The Recipient must submit a Technology Protection Plan within 60 days of award setting out the Recipient's policies and procedures for identifying, accessing, handling, controlling, and releasing the following under this Award: (1) Recipient's proprietary information, including non-public technical information, trade secrets and other confidential business information, including but not limited to information, know-how, methods or processes that give the Recipient a competitive advantage in the marketplace; (2) information that is subject to U.S. export control laws or regulations; (3) information that has been designated as classified or controlled unclassified information (CUI) by DOE; (4) any other information designated by DOE as sensitive throughout the period of performance. The Recipient must meet the stated objectives set forth in its Technology Protection Plan. The Recipient must notify the Department of any revisions to the Technology Protection Plan or the proposed security approach. A report on the Recipient's progress toward meeting the objectives and milestones set forth in the Technology Protection Plan must be included in any continuation application. The Technology Protection Plan and any revisions to the plan and all related deliverables must be emailed securely to the point of contact designated by DOE.

Any DOE and/or National Laboratory review comments or feedback provided to the Recipient does not constitute an endorsement or approval of any specific elements within the Technology Protection Plan or the proposed security approach. Therefore, such feedback should not be referenced or used in marketing or promotional materials.

MATERIAL SUPPLY PLAN (MARCH 2023)

The Recipient must submit a Material Supply Plan to DOE within 60 days of award setting out the Recipient's strategy and approach for materials supply, including a new supply chain for North American and European suppliers, in form and substance satisfactory to DOE. The Recipient must meet the stated objectives set forth in its Material Supply Plan. The Recipient must notify the Department of any revisions to the Material Supply Plan. A report on the Recipient's progress towards meeting the objectives and milestones set forth in the Material Supply Plan must be included in any continuation application. The Material Supply Plan and any revisions to the plan and all related deliverables must be emailed securely to the point of contact designated by DOE.

THREAT BRIEFING (MARCH 2023)

The Recipient and DOE shall meet, at a mutually agreeable time, no later than six (6) months after the effective date of this award, to discuss, at an unclassified level, the current threat environment related to economic espionage, intellectual property theft, insider threats, and other relevant topics. DOE, in its sole discretion, may invite other U.S. Government representatives, to participate in these briefings and discussions. The parties may also meet additionally during the period of performance, at DOE's discretion, to continue these briefings and discussions.

DAVIS-BACON REQUIREMENTS (MARCH 2023)

This award is funded under Division D of the Bipartisan Infrastructure Law (BIL). All laborers and mechanics employed by the recipient, subrecipients, contractors or subcontractors in the performance of construction, alteration, or repair work in excess of $2000 on an award funded directly by or assisted in whole or in part by funds made available under this award shall be paid wages at rates not less than those prevailing on similar projects in the locality, as determined by the Secretary of Labor in accordance with subchapter IV of chapter 31 of title 40, United States Code commonly referred to as the "Davis-Bacon Act" (DBA).

Recipients shall provide written assurance acknowledging the DBA requirements for the award or project and confirming that all of the laborers and mechanics performing construction, alteration, or repair work in excess of $2000 on projects funded directly by or assisted in whole or in part by and through funding under the award are paid or will be paid wages at rates not less than those prevailing on projects of a character similar in the locality as determined by Subchapter IV of Chapter 31 of Title 40, United States Code (Davis-Bacon Act).

The Recipient must comply with all of the Davis-Bacon Act requirements, including but not limited to:

(1) ensuring that the wage determination(s) and appropriate Davis-Bacon clauses and requirements are flowed down to and incorporated into any applicable subcontracts or subrecipient awards.

(2) being responsible for compliance by any subcontractor or subrecipient with the Davis-Bacon labor standards.

(3) receiving and reviewing certified weekly payrolls submitted by all subcontractors and subrecipients for accuracy and to identify potential compliance issues.

(4) maintaining original certified weekly payrolls for 3 years after the completion of the project and must make those payrolls available to the DOE or the Department of Labor upon request, as required by 29 CFR 5.6(a)(2).

(5) conducting payroll and job-site reviews for construction work, including interviews with employees, with such frequency as may be necessary to assure compliance by its subcontractors and subrecipients and as requested or directed by the DOE.

(6) cooperating with any authorized representative of the Department of Labor in their inspection of records, interviews with employees, and other actions undertaken as part of a Department of Labor investigation.

(7) posting in a prominent and accessible place the wage determination(s) and Department of Labor Publication: WH-1321, Notice to Employees Working on Federal or Federally Assisted Construction Projects.

(8) notifying the Contracting Officer of all labor standards issues, including all complaints regarding incorrect payment of prevailing wages and/or fringe benefits, received from the recipient, subrecipient, contractor, or subcontractor employees; significant labor standards violations, as defined in 29 CFR 5.7; disputes concerning labor standards pursuant to 29 CFR parts 4, 6, and 8 and as defined in FAR 52.222-14; disputed labor standards determinations; Department of Labor investigations; or legal or judicial proceedings related to the labor standards under this Contract, a subcontract, or subrecipient award.

(9) preparing and submitting to the Contracting Officer, the Office of Management and Budget Control Number 1910-5165, Davis Bacon Semi-Annual Labor Compliance Report, by April 21 and October 21 of each year. Form submittal will be administered through the iBenefits system (https://doeibenefits2.energy.gov) or its successor system.

The Recipient must undergo Davis-Bacon Act compliance training and must maintain competency in Davis-Bacon Act compliance. The Contracting Officer will notify the Recipient of any DOE sponsored Davis-Bacon Act compliance trainings. The Department of Labor offers free Prevailing Wage Seminars several times a year that meet this requirement, at https://www.dol.gov/agencies/whd/government-contracts/construction/seminars/events.

The Department of Energy has contracted with, a third-party DBA electronic payroll compliance software application. The Recipient must ensure the timely electronic submission of weekly certified payrolls as part of its compliance with the Davis-Bacon Act unless a waiver is granted to a particular contractor or subcontractor because they are unable or limited in their ability to use or access the software.

Davis Bacon Act Electronic Certified Payroll Submission Waiver

A waiver must be granted before the award starts. The applicant does not have the right to appeal DOE's decision concerning a waiver request.

For additional guidance on how to comply with the Davis-Bacon provisions and clauses, see https://www.dol.gov/agencies/whd/government-contracts/construction and https://www.dol.gov/agencies/whd/government-contracts/protections-for-workers-in-construction.

AFFIRMATIVE ACTION AND PAY TRANSPARENCY REQUIREMENTS (MARCH 2023)

All federally assisted construction contracts exceeding $10,000 annually will be subject to the requirements of Executive Order 11246:

(1) Recipients, subrecipients, and contractors are prohibited from discriminating in employment decisions on the basis of race, color, religion, sex, sexual orientation, gender identity or national origin.

(2) Recipients and Contractors are required to take affirmative action to ensure that equal opportunity is provided in all aspects of their employment. This includes flowing down the appropriate language to all subrecipients, contractors and subcontractors.

(3) Recipients, subrecipients, contractors and subcontractors are prohibited from taking adverse employment actions against applicants and employees for asking about, discussing, or sharing information about their pay or, under certain circumstances, the pay of their co-workers.

The Department of Labor's (DOL) Office of Federal Contractor Compliance Programs (OFCCP) uses a neutral process to schedule contractors for compliance evaluations. OFCCP's Technical Assistance Guide[3] should be consulted to gain an understanding of the requirements and possible actions the recipients, subrecipients, contractors and subcontractors must take.

For construction projects valued at $35 million or more and lasting more than one year, Recipients, contractors, or subcontractors may be selected by OFCCP as a mega construction project. If selected, DOE, under relevant legal authorities including Sections 205 and 303(a) of Executive Order 11246, will require participation as a condition of the award. This program offers extensive compliance assistance with EO 11246. For more information regarding this program, see https://www.dol.gov/agencies/ofccp/construction/mega-program.

POTENTIALLY DUPLICATIVE FUNDING NOTICE (MARCH 2023)

If the Recipient or subrecipients have or receive any other award of federal funds for activities that potentially overlap with the activities funded under this Award, the Recipient must promptly notify DOE in writing of the potential overlap and state whether project funds (i.e., recipient cost share and federal funds) from any of those other federal awards have been, are being, or are to be used (in whole or in part) for one or more of the identical cost items under this Award. If there are identical cost items, the Recipient must promptly notify the DOE

[3] See OFCCP's Technical Assistance Guide at: https://www.dol.gov/sites/dolgov/files/ofccp/Construction/files/ConstructionTAG.pdf?msclkid=9e397d68c4b111ec9d8e6fecb6c710ec . Also see the National Policy Assurances http://www.nsf.gov/awards/managing/rtc.jsp.

Contracting Officer in writing of the potential duplication and eliminate any inappropriate duplication of funding.

ACCESS RESTRICTIONS

The Recipient (including its employees, directors, officers, managers, agents, contractors, or other representatives, and includes the respective successors or assigns of the foregoing) shall not disclose any information that is not publicly available (including technical data, subject inventions, or any other information that is not publicly available or required to be made public under applicable law or regulation) developed under the DOE-funded project with any Recipient subsidiary, affiliate, investor, supplier, licensee at any tier, battery manufacturer for Recipient end customers, or joint development partner that: (1) has a place of incorporation or a principal place of business in a Foreign Country of Risk (for entities) or (2) is a national of a Foreign Country of Risk (for individuals). The Recipient shall also ensure that its subsidiaries or affiliates under its control adhere to this same restriction.

The Recipient shall provide on an annual basis and upon request of the DOE Contracting Officer (CO), a certificate of compliance with this term to the CO or designee.

RESEARCH TECHNOLOGY AND ECONOMIC SECURITY OFFICER

A. Within thirty (30) calendar days following the award date, the Recipient shall nominate in writing to DOE an employee of the Recipient as a Security Officer (the "Security Officer") who will be responsible for ensuring the Recipient's compliance the terms and conditions related to research, technology and economic security (RTES)[4]. The appointment of the Security Officer shall be subject to prior written consent by DOE. If DOE does not object within twenty (20) calendar days following receipt of a proposed nomination and of the information pursuant to paragraph D, to ensure that the nominee can effectively perform the functions of the position, the lack of action shall constitute a non-objection. If DOE objects to a nominated Security Officer, the Recipient shall nominate an alternate nominee within ten (10) calendar days of its receipt of any such objection, subject to the same consent and objection procedures as the initial nomination. The Recipient shall appoint the nominated Security Officer within three (3) days following consent or non-objection by DOE.

B. The Recipient shall notify DOE of the any of following changes to the appointed Security Officer:

   a. At least fifteen (15) calendar days before the proposed removal or replacement of the Security Officer unless removed for cause. In the event of a removal for cause, the Recipient shall notify DOE of the removal within (5) calendar days of the removal. To prevent a vacancy from taking place, the Recipient should, to the greatest extent possible, nominate a new candidate for the position in conjunction with a notice of proposed removal or notice of removal for cause, subject to the same consent and objection procedures as the initial nomination.

[4] Terms and Conditions related to research, technology and economic security (RTES) are as follows: Foreign Collaboration Considerations, Prohibition on Certain Telecommunications and Video Surveillance Services or Equipment, Prohibition Related to Foreign Government-Sponsored Talent Recruitment Programs, Current and Pending Support, Export Control, Foreign National Participation, Potentially Duplicative Funding, Cybersecurity Plan, Technology Protection Plan, Material Supply Plan, Performance of Work in United States, Threat Briefing, Post Award Due Diligence Reviews, Participants and Other Collaborating Organizations, Transparency of Foreign Connections, Access Restrictions, Research Technology and Economic Security Officer, Third-Party Monitor.

b. Within forty-eight (48) hours upon learning of (1) an actual or planned resignation of the Security Officer, (2) the incapacitation of the Security Officer, or (3) the death of the Security Officer.

C. The Recipient shall provide DOE with a written nomination for each Security Officer. The Recipient shall provide a curriculum vitae or similar professional synopsis of each nominee, as well as the following information of the nominee:

1. Full name (first, middle, last name);

2. Contact Information;

3. Education: Include all academic institutions attended, major/area, degree;

4. Training;

5. Professional Experience: Beginning with the current position, list professional/academic positions in chronological order with a brief description; and

6. All current academic, professional, or institutional appointments, foreign or domestic, at the applicant institution or elsewhere, whether or not remuneration is received, and, whether full-time, part-time, or voluntary.

The curriculum vitae or similar professional synopsis should have no lapses in time over the past ten years or since age 18, which ever time period is shorter.

D. The Recipient shall ensure that the Security Officer:

1. is a non-dual U.S. citizen who is eligible to hold a security clearance at least at the Secret level, and physically resides in the United States (the position may require obtaining and maintaining at least Secret level security clearance);

2. has the appropriate senior-level authority and necessary skills and resources across the Recipient's corporate structure to fulfill the responsibilities of his or her position and to ensure compliance with the RTES requirements of this Award;

3. has physical and logical access to the records, information, networks, and resources necessary to ensure, monitor, document, and report on compliance with the RTES requirements of this Award;

4. provides written responses to inquiries from DOE within five (5) days after receiving any inquiry and is available upon reasonable notice for discussions with DOE on matters relating to the enforcement of and compliance with the RTES requirements of this Award or any other RTES matter with respect to this Award;

5. reports any actual or suspected violation of the RTES requirements of this Award to DOE as soon as practicable, but in any event within three (3) calendar days of learning of the actual or suspected violation;

6. continuously monitors the Recipient's compliance with the RTES requirements of this Award and ensures the Recipient's day-to-day compliance with the RTES requirements of this Award;

7. serves as primary point of contact for DOEs regarding the Recipient's compliance with the RTES requirements of this Award;

8. serves as liaison between the Recipient and third-party monitor put in place to assess the Recipient's compliance with the RTES requirements of this Award;

9. instructs all personnel of the Recipient as to the RTES requirements of this Award, and provides training as necessary to ensure compliance;

10. takes all reasonable steps to rectify promptly any actual or potential violation immediately upon learning of such actual or potential violation;

11. develops, maintains, and provides oversight of any RTES requirements of this Award;

12. ensures that compliance and other periodic reports related to RTES requirements are submitted to the DOE as required by this Award; and

13. maintains control over information concerning matters relating to the enforcement of and compliance with the RTES requirements of this Award.

THIRD-PARTY MONITOR

A. DOE may require a Third-Party Monitor at any point during the Award to assess the Recipient's compliance with the research technology and economic security (RTES) requirements of this Award, but not more often than once every year. The engagement of the Third-Party Monitor and the scope and terms of the monitoring (the "Monitoring Plan") shall be subject to the prior non-objection of DOE. If DOE notifies the Recipient that monitoring is required, within thirty (30) days, the Recipient shall propose a Third-Party Monitor and the Monitoring Plan for their non-objection. If DOE does not provide written objection within thirty (30) days, the lack of action shall constitute a non-objection. If DOE objects to the proposed Third-Party Monitor, the Recipient shall propose an alternative candidate within fifteen (15) days, subject to the same non-objection procedure as the initial proposal. If DOE objects to the Monitoring Plan, the Recipient shall address the objections and submit a revised Monitoring Plan within fifteen (15) days, subject to the same non-objection procedure as the initial proposal. The Recipient shall engage the Third-Party Monitor within ten (10) days after receiving DOE's non-objection, and shall ensure that the monitoring is completed, in accordance with the Monitoring Plan, within ninety (90) days thereafter.

B. The Recipient shall require the Third-Party Monitor to produce a written final Monitoring Report, which shall be provided to the Security Officer and DOE upon completion. The DOE may request supplemental reports if a final Monitoring Report is not consistent with the DOE's expectations as it relates to the details of the analysis and conclusions presented. The Recipient shall ensure that the Third-Party Monitor promptly delivers all reports and related information generated or gathered during its review to DOE. DOE shall have the right to meet and confer with the Third-Party Monitor independently of the Recipient.

C. The Recipient shall ensure that the Third-Party Monitor:

1. is a U.S. business and uses only U.S. citizens to monitor compliance with this Award;

2. has qualifications appropriate for monitoring compliance with this Award, including, at a minimum, demonstrated experience in physical security, logical access security, and battery technology in the automobile, defense, and aerospace industries with the ability to access and deploy resources as necessary to discharge the duties described herein;

3. has no current or prior contractual, financial, or fiduciary relationship with either the Recipient, Subrecipient(s), or personnel thereof; and

4. has access to all information in the possession of the Recipient reasonably deemed necessary by the Third-Party Monitor to monitor and verify compliance with this Award, including non-public information and any records of communications or other documents.

D. The Recipient shall cooperate with the Third-Party Monitor and provide all information requested by the Third-Party Monitor to monitor and verify compliance with RTES requirements of this Award, including any records of communications or other documents.